                                  EXHIBIT  11

               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS




                                                     1994          1993         1992
                                                 -----------   -----------  -----------
PRIMARY:
- -------
Average # Common Shares                            11,907,799    11,922,521   10,737,688
Avg. Common Share Equivalents                          85,263        82,162       37,794
                                                  -----------   -----------  -----------
Average Shares Outstanding                         11,993,062    12,004,683   10,775,482
                                                  ===========   ===========  ===========

Income Before Cumulative Effect of
  Accounting Change                               $24,902,000   $20,377,000  $16,359,000
Cumulative Effect of Accounting Change                            1,329,000
                                                  -----------   -----------  -----------
Net Income                                         24,902,000    21,706,000   16,359,000
Preferred Dividends                                         0             0            0
                                                  -----------   -----------  -----------
Available to Common Shares                        $24,902,000   $21,706,000  $16,359,000
                                                  ===========   ===========  ===========

Earnings Per Common Share:
Income Before Cumulative Effect of
  Accounting Change                                     $2.08         $1.71        $1.52
Cumulative Effect of Accounting Change                   0.00          0.11         0.00
                                                  -----------   -----------  -----------
Net Income                                              $2.08         $1.82        $1.52
                                                  ===========   ===========  ===========

FULLY DILUTED:
- -------------
Average # Common Shares                            11,907,799    11,922,521   10,737,688
Avg. Common Share Equivalents                          85,263       100,126       59,773
                                                  -----------   -----------  -----------
Average Shares Outstanding                         11,993,062    12,022,647   10,797,461
                                                  ===========   ===========  ===========

Income Before Cumulative Effect of
  Accounting Change                               $24,902,000   $20,377,000  $16,359,000
Cumulative Effect of Accounting Change                            1,329,000
                                                  -----------   -----------  -----------
Net Income                                         24,902,000    21,706,000   16,359,000
Preferred Dividends                                         0             0            0
                                                  -----------   -----------  -----------
Available to Common Shares                        $24,902,000   $21,706,000  $16,359,000
                                                  ===========   ===========  ===========

Earnings Per Common Share:
Income Before Cumulative Effect of
  Accounting Change                                     $2.08         $1.69        $1.52
Cumulative Effect of Accounting Change                   0.00          0.11         0.00
                                                  -----------   -----------  -----------
Net Income                                              $2.08         $1.80        $1.52
                                                  ===========   ===========  ===========